Exhibit 1.01 to Form SD

Conflict Minerals Report

as required by Items 1.01 and 1.02 of Form SD

This is the Conflict Minerals Report (this “Report”) of QLogic Corporation (“QLogic”) for calendar year 2015 in accordance with Rule 13p-1 (the “Conflict Minerals Rule”) under the Securities Exchange Act of 1934 (the “Exchange Act”). Please refer to the Conflict Minerals Rule and Form SD for definitions of the terms used in this Report, unless otherwise defined herein.

Unless the context indicates otherwise, the terms “we,” “its,” “us” and “our” refer to QLogic and its consolidated subsidiaries. As used herein and consistent with the Conflict Minerals Rule, “conflict minerals” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend”, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary conflict minerals benefit armed groups. Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source conflict minerals, (3) internal and external resource constraints, and (4) political and regulatory developments, whether in the Democratic Republic of the Congo (the “DRC”), its adjoining countries, the United States, or elsewhere. You should not place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this document or to reflect the occurrence of unanticipated events.

Throughout this Report, whenever a reference is made to any document, third party material or website (including QLogic’s website), such reference does not incorporate information from such document, material or website into this Report, unless expressly incorporated by reference herein.

Introduction

QLogic is a designer and supplier of high performance server and storage networking connectivity products that provide, enhance and manage computer data communication. QLogic’s products primarily consist of connectivity products such as adapters and application-specific integrated circuits (ASICs). QLogic classifies its products into two categories – Advanced Connectivity Platforms and Legacy Connectivity Products. Advanced Connectivity Platforms are comprised primarily of adapters and ASICs for server and storage connectivity applications. Legacy Connectivity Products are comprised primarily of Fibre Channel switch products. Similar to many other computer hardware products, conflict minerals are commonly found in QLogic products and are necessary to the functionality and/or production of such products.

This Report describes the reasonable country of origin inquiry (“RCOI”) QLogic undertook regarding necessary conflict minerals in our products and the design of QLogic’s due diligence measures on the source and chain of custody of those conflict minerals, provides an account of how our due diligence measures were implemented for 2015 and indicates certain steps we have taken and are anticipated to take in 2016 to mitigate the risk that necessary conflict minerals in our products benefit armed groups in the DRC or an adjoining country that shares an internationally recognized border with the DRC (collectively, the “Covered Countries”).

As a fabless manufacturer, QLogic uses outside suppliers and foundries to manufacture its products and is thus several levels removed from the actual mining of conflict minerals. As a result, QLogic must rely upon its suppliers (many of which are also several levels removed from the actual mining of conflict minerals) to provide timely and accurate information regarding the country of origin of the conflict minerals used in QLogic products and the source and chain of custody of the conflict minerals.

Reasonable Country of Origin Inquiry Process

In accordance with the Conflict Minerals Rule and the Form SD, QLogic determined that tantalum, tin, tungsten, and gold are necessary to the functionality or production of our products, and are incorporated into our products during the manufacturing process. Accordingly, QLogic was required to undertake an RCOI with respect to conflict minerals that is reasonably designed to determine whether any of the conflict minerals originated in the Covered Countries. In designing our RCOI, QLogic employed a combination of measures, as described in this Report, to determine whether the conflict minerals in our products originated from the Covered Countries. For its RCOI, to the extent applicable, QLogic utilized the same processes and procedures as for its due diligence.

In connection with its RCOI, the Company targeted suppliers providing QLogic with components used in QLogic products shipped during QLogic’s fiscal year 2015 (the “in-scope products”) and surveyed these suppliers using the Conflict Minerals Reporting Template (“CMRT”), as further described below. QLogic received responses from suppliers that accounted for 81.25% of the aggregate components used in our in-scope products.

QLogic’s suppliers identified 291 known smelters and refiners that may be in their supply chain. Based on the results of our RCOI, we concluded that some of these suppliers may source conflict minerals from the Covered Countries, and we are therefore required to conduct due diligence for 2015. These due diligence efforts are discussed below.

Due Diligence Process and Measures Performed

Our due diligence measures on the source and chain of custody of the conflict minerals used in QLogic products were designed to conform in all material respects with the framework in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Second Edition, as further set out in the specific guidance for downstream companies contained in the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (collectively, the “Framework”). The Framework is an internationally recognized due diligence framework.

In accordance with the five-step Framework, the design of QLogic’s due diligence includes the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out independent third-party audit of supply chain due diligence at identified points in the supply chain, and (v) reporting on supply chain due diligence. A description of certain activities undertaken by QLogic in respect of each of the five steps of the Framework is described below.

a.	OECD Guidance Step 1: Establish strong company management systems

QLogic has established a management system for addressing the sourcing of conflict minerals in our products. The elements of our management system include:

(i)

Supply Chain Policy for Conflict Minerals: QLogic has adopted a “Statement on Conflict Minerals” and makes such statement available on the Global Citizenship page of the Company’s website (http://www.QLogic.com). QLogic expects its suppliers to commit to the Code of Conduct of the Electronic Industry Citizenship Coalition, or EICC, which includes a provision related to the responsible sourcing of minerals. Pursuant to that Code of Conduct, suppliers must have a policy to reasonably assure that the tantalum, tin, tungsten and gold in the products they manufacture are conflict free.

(ii)

Management Support: QLogic’s Conflict Minerals Program is managed by a team of subject matter experts from relevant functions within QLogic, including Operations, Quality, Engineering, Internal Audit and Legal (collectively, the “Conflict Minerals Team”), who together are responsible for implementing our conflict minerals strategy and compliance processes. The results of our due diligence and compliance processes are addressed by the Conflict Minerals Team as necessary. Periodic updates are provided to the Company’s Chief Compliance Officer.

(iii)

Controls and Transparency: To establish a system of controls and transparency over the conflict minerals supply chain, we incorporated into our supplier due diligence procedures a requirement for suppliers to provide information regarding the smelters or refineries in their supply chain utilizing the CMRT. The CMRT is designed by the Conflict-Free Sourcing Initiative (the “CFSI”), a recognized industry coalition of which QLogic is a member and which focuses on addressing conflict minerals in the supply chain, to gather information from suppliers about their use of conflict minerals, their mineral sourcing practices and the smelters and refiners in their supply chain. We elected to use the CMRT as we believe that it is a commonly used reporting template used in numerous industries, thereby easing the potential for confusion or misunderstanding by our suppliers and helping to foster even more widespread adoption of the CMRT.

(iv)

Engagement with Suppliers: As we typically do not have a direct relationship with conflict mineral smelters and refiners, we collaborated with our suppliers to implement many of our conflict minerals compliance policies and processes. We relied on our suppliers to provide us with up-to-date and accurate smelter and refinery sourcing information. Our adoption and utilization of the industry standard CFSI templates, tools and auditing program aided us in establishing consistency and transparency throughout our supply chain and the broader CFSI community. In addition and as noted above, QLogic expects its suppliers to commit to the

EICC’s Code of Conduct, which includes a provision related to the responsible sourcing of minerals.

(v)

Grievance Mechanism: QLogic maintains an Ethics Reporting System and encourages the reporting of illegal or unethical activity for internal and external stakeholders through this system to report known, suspected false or other information concerning conflict minerals. This process is outlined in our Business Ethics Policy, which can be viewed on the Corporate Governance page of our Company website (http://www.QLogic.com).

b.	OECD Guidance Step 2: Identify and assess risk in the supply chain

Like most companies in the technology industry, QLogic utilizes tools and programs from the CFSI. The CFSI’s tools and programs provide a common means to report and collect due diligence information on the source and chain of custody of conflict minerals, and maximize the efficiency and effectiveness of our efforts to identify smelters and refiners in our supply chain. Our conclusions concerning mineral origin are based on information provided by the CFSI.

Given our position in the supply chain, we do not have any direct relationship with the smelters or refiners in our supply chain and we relied on our direct suppliers to provide information about the origin, source and chain of custody of conflict minerals used in our products. We accomplished this by providing our surveyed suppliers with the CMRT. The CMRT data provided by suppliers included the smelters or refiners used by such suppliers, which aided us in assessing risk. We also compared smelter and refiner names provided by our suppliers to those set forth on the CFSI smelter and refiner list to determine whether the entities were in fact smelters or refiners and, if so, whether they were compliant with the CFSI’s Conflict-Free Smelter Program (“CFSP”). The CFSP is a voluntary initiative in which an independent third party audits smelter procurement and processing activities and determines if the smelter has provided sufficient documentation to demonstrate with reasonable confidence that the minerals it processed originated from conflict-free sources. As it is a standardized protocol, we, along with other participants in the electronics industry, rely on the CFSP for audits of smelters and/or refiners. We encourage smelters and refiners, typically through our direct suppliers or our large OEM customers, to participate in the CFSP.

c.	OECD Guidance Step 3: Design and implement a strategy to respond to identified risks

Our Conflict Minerals Team met on a monthly basis to review the status of diligence efforts. The QLogic Quality team reviewed CMRT responses and identified the main risks as: (i) suppliers failing to provide responses to our request for a CMRT; (ii) the names of smelters or refiners being provided that were not on the list of recognized smelters published by the CFSI; and (iii) smelters that were not certified by the CFSP. We sought to mitigate these risks by taking the steps described in Items (a) and (b) above.

d.	OECD Guidance Step 4 : Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

We relied on the CFSI to conduct independent third-party audits of smelters and refineries, as we typically do not have a direct relationship with smelters or refineries and do not perform direct audits of these entities. After receiving the CMRT data from suppliers, we compared smelter and refiner names provided by our suppliers to those set forth on the CFSI smelter and refiner list to determine whether the entities were in fact smelters or refiners and, if so, whether they were compliant with the CFSP.

e.	Report on supply chain due diligence

We publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available on the Investor Relations page of our website at http://www.QLogic.com.

Efforts to Determine Country of Origin of Conflict Minerals and the Facilities Used to Process the Conflict Minerals

In connection with our RCOI and due diligence, our suppliers identified to us the facilities listed in the table below as having processed the necessary conflict minerals contained in our in-scope products for 2015. Due to our position in the supply chain, which we discuss above, we rely on our suppliers for accurate smelter and refiner information. Our due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary conflict minerals contained in our 2015 in-scope products. Not all of the included smelters and refiners may have processed the necessary conflict minerals contained in our in-scope products, since some suppliers reported at a “company level,” meaning that they reported the conflict minerals contained in all of their products, not just those in the products sold to QLogic. Some suppliers also may have reported smelters and refiners that were not in QLogic’s supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected in the table below likely do not include all of the smelters and refiners in QLogic’s supply chain, since some suppliers did not identify any smelters or refiners and because not all suppliers responded to QLogic’s inquiries.

Through our review of supplier CMRT responses and comparison of those responses against the April 27, 2016 version of the CFSI smelter list, we identified an aggregate of 291 smelters used in connection with the supply of components to QLogic. All 291 smelters are “Eligible” according to CFSI, meaning that these smelters source minerals via an OECD conformed scheme and are eligible to participate in CFSP. 206 of the 291 smelters, or 70.8%, are considered CFSP “compliant”, meaning that these smelters have provided sufficient documentation to demonstrate with reasonable confidence that the minerals they processed originated from conflict-free sources. 264 of the 291 smelters, or 90.7%, are CFSP compliant, active in the CFSP, or in communication with the CFSP. For the remaining 27 smelters who were considered “Eligible” by CFSI but were not deemed to be CFSP compliant, active in the CFSP, or in communication with the CFSP, we requested our suppliers to contact the smelters directly or indirectly to request CFSP participation and determine when the smelter will become compliant.

Metal	Smelter	CFSP*
Gold	Advanced Chemical Company	Active
Gold	Aida Chemical Industries Co., Ltd.	Compliant
Gold	Al Etihad Gold Refinery DMCC	Outreach Required
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Active
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Compliant
Gold	Argor-Heraeus S.A.	Compliant
Gold	Asahi Pretec Corp.	Compliant
Gold	Asaka Riken Co., Ltd.	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Outreach Required
Gold	Aurubis AG	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Compliant
Gold	Boliden AB	Compliant
Gold	C. Hafner GmbH + Co. KG	Compliant
Gold	Caridad	In Communication
Gold	CCR Refinery - Glencore Canada Corporation	Compliant
Gold	Cendres + Métaux S.A.	Active
Gold	Chimet S.p.A.	Compliant
Gold	Chugai Mining	In Communication
Gold	Daejin Indus Co., Ltd.	Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	In Communication
Gold	DSC (Do Sung Corporation)	Active
Gold	DODUCO GmbH	Compliant
Gold	Dowa	Compliant
Gold	Eco-System Recycling Co., Ltd.	Compliant
Gold	Elemetal Refining, LLC	Compliant
Gold	Emirates Gold DMCC	Compliant
Gold	Faggi Enrico S.p.A.	Active
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Outreach Required
Gold	Geib Refining Corporation	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Outreach Required
Gold	Guangdong Jinding Gold Limited	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	In Communication
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Outreach Required
Gold	Heimerle + Meule GmbH	Compliant
Gold	Heraeus Ltd. Hong Kong	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	In Communication
Gold	Hwasung CJ Co., Ltd.	In Communication

Metal	Smelter	CFSP*
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Compliant
Gold	Istanbul Gold Refinery	Compliant
Gold	Japan Mint	Compliant
Gold	Jiangxi Copper Co., Ltd.	Compliant
Gold	Asahi Refining USA Inc.	Compliant
Gold	Asahi Refining Canada Ltd.	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Compliant
Gold	JSC Uralelectromed	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Compliant
Gold	Kaloti Precious Metals	Outreach Required
Gold	Kazakhmys Smelting LLC	In Communication
Gold	Kazzinc	Compliant
Gold	Kennecott Utah Copper LLC	Compliant
Gold	KGHM Polska Miedź Spółka Akcyjna	Active
Gold	Kojima Chemicals Co., Ltd.	Compliant
Gold	Korea Metal Co., Ltd.	In Communication
Gold	Korea Zinc Co., Ltd.	Active
Gold	Kyrgyzaltyn JSC	Outreach Required
Gold	L'azurde Company For Jewelry	Outreach Required
Gold	Lingbao Gold Co., Ltd.	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Outreach Required
Gold	LS-NIKKO Copper Inc.	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Outreach Required
Gold	Materion	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	Active
Gold	Metalor Technologies S.A.	Compliant
Gold	Metalor USA Refining Corporation	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Compliant
Gold	Mitsubishi Materials Corporation	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Compliant
Gold	Morris and Watson	In Communication
Gold	Moscow Special Alloys Processing Plant	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Compliant
Gold	Navoi Mining and Metallurgical Combinat	Active
Gold	Nihon Material Co., Ltd.	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Compliant
Gold	OJSC Novosibirsk Refinery	Compliant
Gold	PAMP S.A.	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Compliant
Gold	PX Précinox S.A.	Compliant
Gold	Rand Refinery (Pty) Ltd.	Compliant
Gold	Republic Metals Corporation	Compliant
Gold	Royal Canadian Mint	Compliant

Metal	Smelter	CFSP*
Gold	SAAMP	In Communication
Gold	Sabin Metal Corp.	Outreach Required
Gold	Samduck Precious Metals	Active
Gold	SAMWON Metals Corp.	In Communication
Gold	SAXONIA Edelmetalle GmbH	Active
Gold	Schone Edelmetaal B.V.	Compliant
Gold	SEMPSA Joyería Platería S.A.	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	In Communication
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Compliant
Gold	Singway Technology Co., Ltd.	Compliant
Gold	So Accurate Group, Inc.	Outreach Required
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Compliant
Gold	Solar Applied Materials Technology Corp.	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	Compliant
Gold	T.C.A S.p.A	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Compliant
Gold	Tokuriki Honten Co., Ltd.	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Outreach Required
Gold	Tony Goetz NV	Outreach Required
Gold	Torecom	Active
Gold	Umicore Brasil Ltda.	Compliant
Gold	Umicore Precious Metals Thailand	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Compliant
Gold	United Precious Metal Refining, Inc.	Compliant
Gold	Valcambi S.A.	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Compliant
Gold	WIELAND Edelmetalle GmbH	Active
Gold	Yamamoto Precious Metal Co., Ltd.	Compliant
Gold	Yokohama Metal Co., Ltd.	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	Compliant
Tantalum	D Block Metals, LLC	Compliant
Tantalum	Duoluoshan	Compliant
Tantalum	E.S.R. Electronics	Active
Tantalum	Exotech Inc.	Compliant
Tantalum	F&X Electro-Materials Ltd.	Compliant
Tantalum	FIR Metals & Resource Ltd.	Compliant
Tantalum	Global Advanced Metals Aizu	Compliant
Tantalum	Global Advanced Metals Boyertown	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Compliant
Tantalum	H.C. Starck Co., Ltd.	Compliant
Tantalum	H.C. Starck GmbH Goslar	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	Compliant
Tantalum	H.C. Starck Inc.	Compliant
Tantalum	H.C. Starck Ltd.	Compliant

Metal	Smelter	CFSP*
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Compliant
Tantalum	KEMET Blue Metals	Compliant
Tantalum	KEMET Blue Powder	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	Compliant
Tantalum	LSM Brasil S.A.	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	Compliant
Tantalum	Mineração Taboca S.A.	Compliant
Tantalum	Mitsui Mining & Smelting	Compliant
Tantalum	Molycorp Silmet A.S.	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Compliant
Tantalum	Plansee SE Liezen	Compliant
Tantalum	Plansee SE Reutte	Compliant
Tantalum	QuantumClean	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Compliant
Tantalum	Taki Chemicals	Compliant
Tantalum	Telex Metals	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Compliant
Tantalum	Zhuzhou Cemented Carbide	Compliant
Tin	Alpha	Compliant
Tin	An Thai Minerals Co., Ltd.	Active
Tin	An Vinh Joint Stock Mineral Processing Company	Active
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Active
Tin	China Tin Group Co., Ltd.	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	Outreach Required
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Compliant
Tin	CV Dua Sekawan	Active
Tin	CV Gita Pesona	Compliant
Tin	CV Serumpun Sebalai	Compliant
Tin	CV Tiga Sekawan	Active
Tin	CV United Smelting	Compliant
Tin	CV Venus Inti Perkasa	Compliant
Tin	Dowa	Compliant
Tin	Elmet S.L.U.	Compliant
Tin	EM Vinto	Compliant
Tin	Estanho de Rondônia S.A.	In Communication
Tin	Fenix Metals	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	In Communication

Metal	Smelter	CFSP*
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Active
Tin	HuiChang Hill Tin Industry Co., Ltd.	Active
Tin	Huichang Jinshunda Tin Co., Ltd.	Outreach Required
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Compliant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Outreach Required
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	In Communication
Tin	Magnu's Minerais Metais e Ligas Ltda.	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Compliant
Tin	Melt Metais e Ligas S.A.	Compliant
Tin	Metallic Resources, Inc.	Compliant
Tin	Metallo-Chimique N.V.	Compliant
Tin	Mineração Taboca S.A.	Compliant
Tin	Minsur	Compliant
Tin	Mitsubishi Materials Corporation	Compliant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Compliant
Tin	Operaciones Metalurgical S.A.	Compliant
Tin	PT Alam Lestari Kencana	Outreach Required
Tin	PT Aries Kencana Sejahtera	Compliant
Tin	PT Artha Cipta Langgeng	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Compliant
Tin	PT Babel Inti Perkasa	Compliant
Tin	PT Bangka Kudai Tin	Outreach Required
Tin	PT Bangka Prima Tin	Compliant
Tin	PT Bangka Tin Industry	Compliant
Tin	PT Belitung Industri Sejahtera	Compliant
Tin	PT BilliTin Makmur Lestari	Compliant
Tin	PT Bukit Timah	Compliant
Tin	PT DS Jaya Abadi	Compliant
Tin	PT Eunindo Usaha Mandiri	Compliant
Tin	PT Fang Di MulTindo	Outreach Required
Tin	PT Inti Stania Prima	Compliant
Tin	PT Justindo	Compliant
Tin	PT Karimun Mining	Active
Tin	PT Kijang Jaya Mandiri	Active
Tin	PT Mitra Stania Prima	Compliant
Tin	PT Panca Mega Persada	Compliant
Tin	PT Pelat Timah Nusantara Tbk	Outreach Required
Tin	PT Prima Timah Utama	Compliant
Tin	PT Refined Bangka Tin	Compliant
Tin	PT Sariwiguna Binasentosa	Compliant
Tin	PT Seirama Tin Investment	Outreach Required
Tin	PT Stanindo Inti Perkasa	Compliant
Tin	PT Sukses Inti Makmur	Compliant
Tin	PT Sumber Jaya Indah	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Compliant
Tin	PT Tinindo Inter Nusa	Compliant
Tin	PT Tirus Putra Mandiri	Outreach Required
Tin	PT Tommy Utama	Compliant
Tin	PT Wahana Perkit Jaya	Compliant

Metal	Smelter	CFSP*
Tin	Rui Da Hung	Compliant
Tin	Soft Metais Ltda.	Compliant
Tin	Thaisarco	Compliant
Tin	VQB Mineral and Trading Group JSC	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Active
Tin	Yunnan Tin Company Limited	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	Compliant
Tungsten	ACL Metais Eireli	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Compliant
Tungsten	Global Tungsten & Powders Corp.	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Compliant
Tungsten	H.C. Starck GmbH	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Active
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Compliant
Tungsten	Hydrometallurg, JSC	Compliant
Tungsten	Japan New Metals Co., Ltd.	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Active
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Active
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Active
Tungsten	Kennametal Fallon	Active
Tungsten	Kennametal Huntsville	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Compliant
Tungsten	Moliren Ltd	Active
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Active
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	Active
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	Compliant
Tungsten	Woltech Korea Co., Ltd.	Active
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Active
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Compliant

*

This column indicates, as of April 27, 2016, whether the known smelter or refiner participates in the CFSP. For purposes of this table: (i) “Compliant” denotes that the smelter or refiner participates in and has been listed as “compliant” by the CFSP; (ii) “Active” denotes that the smelter or refiner is “active” in the CFSP process by agreeing to participate in the CFSP, but that the audit process has not yet been completed; (iii) “In Communication” denotes that the smelter or refiner is a legitimate smelter and has been contacted regarding the CFSP; and (iv) “Outreach Required” denotes that the supplier should contact the smelter directly or indirectly to request CFSP participation. For Tungsten smelters or refiners, “Active” denotes that such smelter or refiner has committed to complete a CFSP validation audit within two years of Tungsten Industry Conflict Minerals Council (TI-CMC) membership issuance. Smelter or refiner status reflected in the table is based solely on information made available by CFSI without independent verification by QLogic.

Country of Origin Information and Efforts to Determine Mine Location

The identified countries of origin of the conflict minerals processed by the compliant smelters and refiners listed in the table above may have included the countries in the categories listed below. The listed countries of origin are derived from information made available by the CFSI to its members, such as QLogic. Except for the DRC, the CFSI does not indicate individual countries of origin of the conflict minerals processed by compliant smelters and refiners. Instead, the CFSI indicates country of origin by category.

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export of materials containing conflict minerals out of these regions: Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Côte D'Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe.

L2 – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing conflict minerals: Kenya, Mozambique and South Africa.

L3 – The DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

DRC – The Democratic Republic of the Congo.

Alternatively, or in addition, some of the compliant smelters and refiners did source or may have sourced from recycled or scrap sources.

Because the CFSI generally does not indicate individual countries of origin of the conflict minerals processed by compliant smelters and refiners, QLogic was not able to determine the countries of origin of the conflict minerals processed by the listed compliant smelters and refiners with greater specificity. In addition, for some of the listed compliant smelters and refiners, origin information may not be disclosed by the CFSI.

Due Diligence Process Improvement Efforts

In the next compliance period, we intend to take the following actions to continue to improve our due diligence measures and to further mitigate the risk that trade in the necessary conflict minerals contained in our products could benefit armed groups in the Covered Countries:

•	accelerating data collection efforts with unresponsive suppliers and taking steps to improve the content of supplier survey responses;

•specifically targeting those suppliers from whom we source the majority of our components;

•	partnering and collaborating with other CFSI members to verify the status of smelters and refiners that are identified by our suppliers;

•

encouraging direct suppliers to adhere to QLogic’s conflict minerals statement and the EICC Code of Conduct and to assist QLogic in obtaining survey responses from unresponsive downstream suppliers; and

•	encouraging direct suppliers to purchase components or other materials included in components used in QLogic products from smelters that are CFSP compliant.